Exhibit 99.3
The following is an excerpt of a transcript of an earnings presentation by Liberty Global Ltd.’s Chief Executive Officer, Michael T. Fries, and Chief Financial Officer, Charels H. R. Bracken, held on February 16, 2024.
CORPORATE PARTICIPANTS
Michael T. Fries – Chief Executive Officer, President and Vice Chairman, Liberty Global Ltd
Charles H. R. Bracken – Chief Financial Officer, Executive Vice President
CHIEF EXECUTIVE OFFICER EARNINGS STRATEGY UPDATE SECTION
Michael T. Fries
Chief Executive Officer, President and Vice Chairman, Liberty Global Ltd
In the middle of the slide, you will see five announcements we are making today, each of which brings this strategy to life. I’ll run through each of the quickly, because there is a slide on each of them coming up. First, we have started the process of listing our Swiss subsidiary, Sunrise, in anticipation of spinning off 100% of those shares to Liberty Global shareholders in the second half of the year.
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First, it should be clear that Sunrise is best positioned today to pursue and equity capital markets transaction, and not surprising, that is why we are announcing the spin off. The Swiss market is highly rational, Sunrise is fully converged and nearly done with synergies, the transition to 5G is complete, and we have access to nationwide HFC and fiber with efficient capex profiles, and these factors and more support a strong free cash flow profile.
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…we believe that there is a significant embedded value in our operating companies, even if you apply a discount to cash, a discount to our listed stakes, and a discount to ventures, you are still going to arrive at a number for the implied value of our FMC operations significantly below $30. Have a go. You know, when the call is over, you can see what I mean. And this is a reason for spinning off Switzerland, which we describe in a bit more detail in a second. We are going to hand that value, that fully-distributed value, to investors.
So, turning to slide 18, we’re really excited about the Sunrise transaction. On the left-hand side here, we highlight the basic elements of the deal which will see us list and spin 100% of the shares to Liberty shareholders. Prior to that, and this is important, we are committed to investing up to $1.7 billion to de-lever Sunrise, which will optimize the fully distributed value of the stock and, therefore, the value of the dividend to you.
Now, the rationale for this deal is clear, in addition to helping us demonstrate the underlying value of our assets, Sunrise is a compelling equity story. The Swiss market is one of the strongest in Europe, with very attractive macro characteristics and a rational telecom sector. As one of the most advanced operators in Europe, Sunrise generates significant free cash flow, and the management team has a great track record. Andre Krause, for example, was the CEO of Sunrise until we took the company private and his highly respected in the Swiss financial market.
Some other considerations we’re pointing out, we will fund the $1.7 billion from three sources, the sale of All3Media, free cash flow generated by Sunrise this year, and less than a billion of our corporate cash.

It’s worth repeating that we do not require any third-party investment or financing to achieve this transaction. Look, if somebody wants to approach us on a strategic or financial basis, and they want to participate on terms that are acceptable to us, we may listen to that, but this deal is happening either way.
A couple of other points, the actual listing will be on the Swiss exchange, with a similar voting structure to Liberty Global today. J.P. Morgan and UBS have been appointed as advisors, and the goal is to make the transaction tax free to US shareholders, and possibly other jurisdictions, to be determined, so stay tuned for more information and the announced timing of Sunrise’s capital markets day, where Andre and the team will walk through the entire story. It’s a good one.
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And then finally, one of the main messages here today is our commitment to shareholder remuneration. And by this, of course, we mean both buybacks and distributions like the spin-off of Sunrise. The left-hand side of this slide, just repeat what we said a couple of times already. We've already repurchased around 60% of the shares in 2017, spending $14 billion, and we currently sit at 378 million shares today, down from 900 million in January of 2017.
On the right-hand side, though, we show you our 2024 shareholder remuneration plans. Here now, there are three components this year. And the familiar one, of course, is our intention to buy back up to 10% of the shares. This could total as much as $800 million based on our current market cap and funded in part from distributions we expect to receive from our FMC OpCos.
But the second component is the spin-off of Sunrise. And I'm not going to put a dollar figure on that dividend today. It's a lot of work to do to finalize that number, obviously. But whatever value you or the analysts assign to our equity and Sunrise today, you would need to increase that value by the third component, which is the $1.7 billion of cash we are contributing to the company pre-closing to reduce leverage. In other words, we're essentially distributing the $1.7 billion in cash to you, the investors. And when you add all three of those up, it's going to be a record year for shareholder remuneration, I believe, all of that on a market cap of under $8 billion. So, a lot to digest in these announcements. But I think it's all very good news in our view.
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Thanks, Charlie. And now that concludes our prepared remarks for this brief strategy update. I'm just going to close with 5 key takeaways. And these are the things you want to focus on as you digest this information, I think… Second, the spin-off of Sunrise, together with our buyback commitment reflects a significant commitment to investor returns. And I mentioned some moment ago in my remarks, this will be a record year for shareholder remuneration at a time when our share price reflects perhaps its largest discount. We expect to see that discount shrink.

QUESTION AND ANSWER SECTION
Robert James Grindle
Deutsche Bank AG, Research Division – Research Analyst
Bermuda, what's -- a lot of these things you've announced today might be you could have done anyway, but I'm just wondering what -- does Bermuda really help and other things you might be considering?

Michael T. Fries
Chief Executive Officer, President and Vice Chairman, Liberty Global Ltd
Sure. The implementation of the Sunrise spin-off will require a shareholder vote. As such, the shareholder vote will be conducted consistent with Bermuda governance, not U.K. governance. We think that makes it a simpler, more appropriately run process is just one big example. I think that's probably the biggest example.
And so without getting into detail because we've gone through the exhaustive benefits. That's just one example of where we think we can achieve an important and strategic transaction for shareholders in a straightforward and predictable way.

Ulrich Rathe
Societe Generale Cross Asset Research - Senior Equity Analyst
So, on the five initiatives that you highlighted for sort of crystallizing value, obviously, the All3Media divestment and the Sunrise spin are the most tangible ones and they make perfect sense, if I may say so. But the U.K. NetCo and the Benelux Hold co-creation, they're just internally rejigging, right? So, any value creation, tangible value creation would come from the optionalities that arise from these moves?
So, what I'm wondering about is what you have in mind is this now a stream of corporate action that's unfolding? Or is there going to be a bit of a pause into next year or even the year after before we see more moves? I'd just like to sort of see what your views are.
And if I may just sneak in one, please, it’s cheeky, refer to IR. But in the 10-K, there is a statement that says the P&E additions in 2024 would be broadly stable. That seems a bit difficult to construct with the divisional guidance, especially because Telenet capex is due to step up quite a bit. How do I -- what goes down when Telenet goes up and the group P&E consolidated would remain stable?
Michael T. Fries
Chief Executive Officer, President and Vice Chairman, Liberty Global Ltd
Yes. I'll let Charlie or Rick and Michael work on the second question. On the first question, listen, it's the beginning. It's certainly going to take time for all of these things to be implemented. Don't confuse that.
I mean Sunrise is clear. We are moving this direction. It is happening. We will advance the transaction as rapidly as we can within reason, and shareholders will have two shares of stock before the year is out. That's for sure. And that we think will be a big moment for our stock, given where we think the value of that dividend will end up and given the fact that we're investing in to Sunrise to de-lever in advance of that. So that's a big moment along with the buyback. So, to me those things are tangible, you can bank on them and they should have real value to shareholders, along, of course with All3.

Matthey Josph Harrigan
The Benchmark Company, LLC, Research Division - Senior Equity Analyst
Two wonky valuation points, if you would. One thing that's interesting with Switzerland, that I know you and Charlie have spoken about just the general credit equity market conditions, the government bond rates, you look at the PE, you're in the low 20s versus low teens in the U.K. So, you've got a really favorable just kind of generic valuation headwind. And if you strip out Switzerland to a decent price. I mean, obviously, the other assets are going to look even more compelling in terms of the underlying multiple. But what sort of benign tailwind do you think just by giving people another Swiss telecom, pure play?
And then secondly, when you look at your capital structure to your credit, I mean, you've got five-year bond duration, three-handle on the fully swap borrowing cost, it's remarkable. But we just had another hot inflation number a few minutes ago. Is your attitude for leverage over the next five years really going to change if we're in this persistent somewhat higher rate environment. Because surely, if you refinance everything, you'd be materially higher on your debt costs. Thanks, and congratulations on the transaction.
Michael T. Fries
Chief Executive Officer, President and Vice Chairman, Liberty Global Ltd
Yes. Thanks, Matt. I look at -- Charlie can work up an answer to the capital structure and leverage point. On the valuation, listen, it's our view that this announcement should create a tailwind for sure because this will be a transaction that occurs in '24, we think a sizable dividend to investors and something that they will -- it's certainly not valued in our stock today. No question about it.
So -- and the tailwind it should create is, I think it is the first example of a pivot in our approach to distributing value, and it could be followed up by many similar type structures or transactions. And you have to start somewhere. And I think we're starting in the right place with the right asset at the right time.
And I think what's most important for people who understand about these announcements today is what it means about the broader strategic road map we're pursuing and that's how the lens that we're putting on value creation and value distribution going forward is slightly different, and we'll keep you posted as things start to develop.
But I think, yes, I think that should create a tailwind if people are looking at it correctly. I appreciate that there is some frustration about our guidance in one particular market, and we'll address that. It seems to be shortsighted to be focused on that. But nonetheless, we'll address it. I think the bigger message here today is the way we're going to create value for you.
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Matthey Josph Harrigan
The Benchmark Company, LLC, Research Division - Senior Equity Analyst
No, I'm sorry, you would probably agree that there's a material valuation halo multiple-wise on a Swiss asset?

Charles H. R. Bracken
Chief Financial Officer, Executive Vice President, Liberty Global Ltd
Yes, I agree with that. With the free cash flow -- listen, clearly, the free cash flow yields in Switzerland for distributed listed stocks, all things being equal, are lower than for euro or pound stocks. And the reason is, of course, of the low cost of debt low cost of capital, if you like, in Switzerland. Swiss government bonds are amongst the cheapest in Europe.
So clearly, this spin is going to unlock that part of the conglomerate discount. And I think that it's obviously a very attractive market for other reasons. So, I think I’m personally going to hold all my shares. So, I'm very excited about seeing how Andre and team progress over the next few years.

James Edmund Ratzer
New Street Research LLP - Europe Team Head of Communications Services & Analyst
Yes. Hello. Thanks very much indeed. So, I have some questions on the Sunrise part of the announcement today specifically. So, Mike, you were saying at the beginning, you kind of never seen as wide a discount between your asset values and the share price.
So, with that in mind, I was wondering why you've decided, therefore, to push cash from the TopCo down into Sunrise and spin it out to shareholders rather than actually use it for share buybacks, which presumably would actually create more value.
And then on the Sunrise transaction itself, just from what's going to be left with Liberty Global. Can you just run through what it's going to mean for your central costs? I think those have been $200 million to $250 million outflow a year. What does that now come down to?
And also your shareholder -- sorry, your share compensation costs, those that were running at about $230 million last year, I think, in the 10-K, but you become a smaller company with the spin-off of Sunrise, what happens to your share-based compensation payments for the group? Thank you.
Michael T. Fries
Chief Executive Officer, President and Vice Chairman, Liberty Global Ltd
Yes. All good questions. I'll let Charlie work up an answer to the central cost point listen, on your first question, why would we invest the capital into Sunrise pre-spin versus increasing the buyback? Look, I'm really proud of what we've done in terms of buybacks, owning 60% of the business has been the right move, especially given where we're going. And we don't -- we continue to see buybacks as an important part of the strategy, but it's -- they're not mutually exclusive. It's not one or the other.
And what buybacks do is, obviously, they shrink the equity, they demonstrate our commitment to the business. And over time, they reduce the denominator to the point where when these things occur, they occur at a greater multiple or a greater valuation, and that's all well and good.
But we also know that something like this, a spin-off of Sunrise, with an injection of cash, which we were doing principally to maximize the fully distributed value of Sunrise, knowing that listing it is going to be difficult at its current leverage, and so we would reduce leverage. In essence, what we're doing is giving that money to investors and saying, if you -- whatever you think Sunrise has worth per share in our stock today, pick a number, you're going to have to increase that by $5 or whatever, whatever the number is because we're essentially increasing the equity value of the business with this cash injection, $4.50 a share. And so, at a minimum, there's a $4.50 share dividend tax-efficient distribution happening, which I think many investors, maybe most investors, perhaps not analysts, but most investors will see as extremely positive. Because buybacks take time to impact. They have to be followed up by events or moments where that denominator matters. So that's the answer to that question.
On the share compensation, we'll see how it unfolds. I mean, this transaction will happen in second half of the year. We hope it does. There will be -- most of the current employees who have shares in Liberty Global will end up with shares in Sunrise, and the comp committee will determine how best to manage that probably in 2025 and beyond.
In 2024, I don't know that it's going to change anything, because this transaction second half of the year, and it's hard to know what impact it will have. 2025 and beyond, we'll let the comp committee figure that out. Charlie, do you want to talk about central costs?
Charles H. R. Bracken
Chief Financial Officer, Executive Vice President, Liberty Global Ltd
Yes, sure. And as you already pointed out, we've been running about $200 million to $250 million, much lower this time around. And we'll see how the year goes on. That's a pretty stablish number.
Just to remind you, there were two additional central costs which are, I believe, assets. One is our Liberty Tech, which Enrique has done an amazing job of creating market-leading connectivity and entertainment platforms that are very attractive, and you heard about that Infosys transaction. I'd point out that it has a massive order book. and is already through Infosys, exploring third-party opportunities. So, one could argue that that is a potential unicorn. And we've also aggregated all our back-office services and we've been -- created a company, which itself is also profitable and very attractive. We actually had a reverse inquiry about buying it.
But essentially, the same principle, we have scale. We have best practice. We can invest from the investment in technology. And we do, we provide a very, very competitive product to our FMCs, and that's underpinned by some pretty long-term contracts.
So, what you're really talking about is a central cost, which broadly breaks down into three buckets. One is the cost to maintain the current listing.
Secondly, the cost of developing the next wave of growth, investing in things like AtlasEdge and what we hope to be very successful unicorns and potential trackers over time.
And then thirdly, a series of a real shared service, high expertise activities, treasury would be a good example, tax will be a good example. And I think one of the lessons that we learned from the LiLAC spin was that we actually lost economies of scale. We lost expertise, and we should have preserved it.
So, we would be proposing to continue to provide many of the specialist services on our site agreements, but they will be multiyear agreements, probably broadly in line with what we use for internal transfer pricing purposes, I think or GSA, which is often embedded deep in these indentures.
So, you should assume that with Sunrise, there will be some long-term contract for them to provide what we hope will be real value-added expertise.

And I really do think it's value added. And I think what the Marchant does as a treasurer will be very hard to recreate on each of these opcos, and they're very happy to take those services.
So I would say the turnover will come down over time on a net basis. And hopefully, we're going to create the next wave of multibillion dollar companies from this ventures portfolio.
James Edmund Ratzer
New Street Research LLP - Europe Team Head of Communications Services & Analyst
So, Charlie, does that mean given the size of Sunrise of your consolidated operations there, I mean can that $200 million to $250 million, does that half because of the GSA revenues you'll get from Sunrise?
Charles H. R. Bracken
Chief Financial Officer, Executive Vice President, Liberty Global Ltd
No. No. No, it doesn't mean that. Remember, that $200 million, $250 million about -- I mean, I don't want to give precise numbers, but as I said, there were three buckets of public listing. The cost of developing these new ventures. But there's a proportion that is allocated to that, we will allocate as we see fit to -- over time to these four big companies.
Remember, [inaudible], we still continue to provide significant services to companies like VMO2 and to Benelux, way beyond the spin of Switzerland. But there'll be some net income, and we'll disclose that at the right time as the spin documents unfold.

CLOSING REMARKS SECTION
Michael T. Fries
Chief Executive Officer, President and Vice Chairman, Liberty Global Ltd
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And I also think the announcements you made today are substantial. The gap in our stock is real, whether you think the FMCs are valued at $2, $5 or $6 or not valued at $30. We will show you with the spin-off of Switzerland, what that business will be worth. That will be a big moment, and I'm confident that that will be a positive event for investors. And I think we have a pipeline of opportunities very, very similar to that.
So, shareholder remuneration is multi-pronged going forward. It's not simply buybacks. It's finding ways to put value in the hands of shareholders, and that will be how we approach things going forward.
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